UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012 (September 8, 2012)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

1.01.

Entry into a Material Definitive Agreement.

Inland Diversified Real Estate Trust, Inc., a Maryland corporation (the “Company”), renewed its Amended and Restated Business Management Agreement with Inland Diversified Business Manager & Advisor, Inc. (the “Business Management Agreement”), effective September 8, 2012.   The Business Management Agreement will continue to be effective through September 8, 2013.  The terms of the Business Management Agreement remain unchanged.

Item 7.01.

Regulation FD Disclosure.

On September 10, 2012, the Company issued a press release regarding the completion of its initial public offering.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.   The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.  In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Press Release of Inland Diversified Real Estate Trust, Inc., dated September 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	September 10, 2012	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release of Inland Diversified Real Estate Trust, Inc., dated September 10, 2012

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